Form 3 Joint Filer Information

Date of Event Requiring Statement:	December 18, 2009

Issuer Name and Trading Symbol:	Hawk Systems, Inc. (HWSY)

Designated Filer:	Greystone Business Credit II, L.L.C.

Other Joint Filers:	Greystone Real Estate Holdings Corp.
152 West 57th Street, 60th Floor
New York, NY 10019

Greystone & Co. Holdings L.L.C.	Stephen Rosenberg 2004 Descendants' Trust
152 West 57th Street, 60th Floor	152 West 57th Street, 60th Floor
New York, NY 10019	New York, NY 10019

Signatures:	GREYSTONE REAL ESTATE HOLDINGS CORP.

	By:	/s/ Stephen Rosenberg
		Name:	Stephen Rosenberg
		Title:	President

GREYSTONE & CO. HOLDINGS L.L.C.

By:	/s/ Stephen Rosenberg
	Name:	Stephen Rosenberg
	Title:	President

STEPHEN ROSENBERG 2004 DESCENDANTS' TRUST

By:	/s/ Curtis A. Pollock
	Name:	Curtis A. Pollock
	Title:	Investment Advisor

And by:	/s/ Robert R. Barolak
	Name:	Robert R. Barolak
	Title:	Investment Advisor

And by:	/s/ Mordecai Rosenberg
	Name:	Mordecai Rosenberg
	Title:	Investment Advisor